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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Soliciting Material Pursuant to §240.14a-12
SEACOR Holdings Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11200 Richmond Avenue, Suite 400
Houston, Texas 77082

April 7, 2004

Dear Stockholder:

        You are cordially invited to attend the 2004 Annual Meeting of Stockholders (the "Meeting") of SEACOR Holdings Inc. (the "Company"), which will be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153 on Wednesday, May 19, 2004 at 10:00 a.m., local time. All holders of record of the Company's outstanding common stock at the close of business on March 24, 2004 will be entitled to vote at the Meeting.

        Directors, officers and other representatives of the Company will be present at the Meeting and they will be pleased to answer any questions you may have.

        Whether or not you expect to attend the Meeting and regardless of the number of shares of SEACOR common stock you own, you are encouraged to read the enclosed Proxy Statement and Annual Report carefully, and to complete, sign, date and return the enclosed proxy card in the postage-paid, pre-addressed envelope provided for such purpose so that your shares will be represented at the Meeting. The prompt return of proxy cards will ensure the presence of a quorum.

        We hope that you will be able to attend and look forward to seeing you at the Meeting.

Sincerely,

Charles Fabrikant Chairman of the Board

11200 Richmond Avenue, Suite 400
Houston, Texas 77082

SEACOR Holdings Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 19, 2004

April 7, 2004

To Our Stockholders:

        The Annual Meeting of Stockholders (the "Meeting") of SEACOR Holdings Inc. (the "Company") will be held on Wednesday, May 19, 2004, at 10:00 a.m., local time, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153, for the following purposes:

  1.
  To elect ten directors to serve until the 2005 Annual Meeting of Stockholders. Please see page 6.

  2.
  To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2004. Please see page 25.

  3.
  To transact such other business as may properly come before the Meeting and any adjournments thereof.

        Only holders of record of SEACOR common stock at the close of business on March 24, 2004 will be entitled to notice of and to vote at the Meeting. Your vote is very important! Please complete, sign, date and return the enclosed proxy card, whether or not you expect to attend the Meeting, so that your shares may be represented at the Meeting if you are unable to attend and vote in person. If you attend the Meeting, you may revoke your proxy and vote your shares in person.

For the Board of Directors

Randall Blank Secretary

SEACOR Holdings Inc.

11200 Richmond Avenue, Suite 400
Houston, Texas 77082

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held on
May 19, 2004

SOLICITATION OF PROXIES, VOTING AND REVOCATION

General

        This Proxy Statement and the enclosed proxy card are being furnished to holders of record of the common stock, $.01 par value per share (the "Common Stock"), of SEACOR Holdings Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Wednesday, May 19, 2004 and at any adjournments thereof. This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about April 12, 2004.

Voting

        The Board has fixed the close of business on March 24, 2004 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. Each such stockholder will be entitled to one vote for each share of Common Stock held as of the Record Date on all matters properly to come before the Meeting, and may vote in person or by proxy authorized in writing. Attendance at the Meeting, in person or represented by proxy, by the holders of record of a majority of all shares of Common Stock issued, outstanding, and entitled to vote constitutes a quorum. As of the Record Date, there were 40,000,000 shares of Common Stock authorized, of which 18,553,468 were issued and outstanding. The Company has no other voting securities issued or outstanding.

        A list of the Company's stockholders as of the Record Date will be available for examination by any stockholder, for purposes germane to the Meeting, during ordinary business hours, for ten days prior to the date of the Meeting, at the offices of the Company, 11200 Richmond Avenue, Houston, Texas 77042.

        Stockholders are requested to complete, date, sign and promptly return the accompanying proxy card, in the enclosed postage-paid, pre-addressed envelope provided for such purpose. Common Stock represented by properly executed proxy cards that are received by the Company and not subsequently revoked will be voted at the Meeting in accordance with the instructions contained therein.

        For the election of directors, withheld votes do not affect whether a nominee has received sufficient votes to be elected. For matters other than the election of directors, stockholders may vote in favor of the proposal or against the proposal, or abstain from voting. The affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of those matters. Because abstentions are treated as shares present or represented and voting, abstaining has the same effect as a negative vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but if these shares are voted by the brokers on other matters, they are counted as present for the purpose of determining the existence of a quorum at the annual meeting.

        If instructions are not given, proxies will be voted FOR election as a director of each of management's nominees named under "Proposal No. 1—Election of Directors" in this Proxy Statement and listed under Item 1 of the enclosed proxy card and FOR Proposal No. 2, "Ratification of Appointment of Independent Auditors" in this Proxy Statement and listed under Item 2 of the enclosed proxy card. If other matters are properly presented at the Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for the stockholder.

        As a matter of policy, proxy cards, ballots and voting tabulations that identify individual stockholders are kept confidential by the Company. Such documents are made available only to the inspectors of election and certain personnel associated with processing proxies and tabulating votes at the Meeting. The votes of individual stockholders will not be disclosed except as may be required by applicable law.

Revocation of Proxies

        A stockholder who so desires may revoke such stockholder's proxy at any time before it is exercised at the Meeting by: (i) providing written notice to such effect to the Secretary of the Company, (ii) duly executing a proxy card bearing a date subsequent to that of a previously furnished proxy card, or (iii) attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy and stockholders who attend the Meeting in person need not revoke their proxy (if previously furnished) and vote in person.

Solicitation Expenses

        The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from stockholders by telephone, electronic or facsimile transmission, personal interview or other means.

        The Company has requested brokers, bankers and other nominees who hold voting stock of the Company to forward proxy solicitation materials to their customers, and such nominees will be reimbursed for their reasonable out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of the Common Stock by: (i) all persons (including any "group" as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who were known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth below under "Executive Compensation," and (iv) all directors and executive officers of the Company as a group (17 persons). Except where otherwise indicated in the footnotes to the table, all beneficial ownership information set forth below is as of the most recent practicable date.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class
Charles Fabrikant(3)	988,388	5.3%
Randall Blank(4)	89,615	*
Dick Fagerstal(5)	59,592	*
Rodney Lenthall(6)	19,634	*
Alice N. Gran(7)	14,861	*
Milton Rose(8)	24,713	*
James A. F. Cowderoy(9)	52,332	*
Pierre de Demandolx(10)	12,500	*
Richard M. Fairbanks, III(11)	39,500	*
Michael E. Gellert(12)	392,762	2.1%
John C. Hadjipateras(13)	12,100	*
Oivind Lorentzen(14)	6,500	*
Andrew R. Morse(15)	36,531	*
Stephen Stamas(16)	14,000	*
Steven J. Wisch	10,000	*
Baron Capital Group, Inc.(17) 767 Fifth Avenue New York, New York 10153	1,305,840	7.0%
Dimensional Fund Advisors Inc.(18) 1299 Ocean Avenue Santa Monica, California 90401	1,149,090	6.2%
Porter Felleman(19) 666 Fifth Avenue New York, New York 10103	1,822,800	9.8%
T. Rowe Price Associates, Inc.(20) 100 East Pratt Street Baltimore, Maryland 21202	1,669,650	9.0%
All directors and executive officers as a group (17 persons)	1,791,814	9.7%

*
Less than 1.0%.

(1)
Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o SEACOR Holdings Inc., 11200 Richmond Avenue, Suite 400, Houston, Texas 77082.

(2)
The information contained in the table above reflects "beneficial ownership" of the Common Stock within the meaning of Rule 13d-3 under the Exchange Act. Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and dispositive power. Beneficial ownership information reflected in the table above includes shares issuable upon the exercise of outstanding stock options exercisable within 60 days after the date of this Proxy Statement.

(3)
Includes 503,221 shares of Common Stock which Mr. Fabrikant may be deemed to own through his interest in, and control of (i) Fabrikant International Corporation ("FIC"), of which he is President, the record owner of 372,727 shares of Common Stock, (ii) Fabrikant International Profit Sharing Trust, of which he is the trustee, the record owner of 19,680 shares of Common Stock, (iii) the E Trust, of which he is Trustee, the record owner of 3,789 shares of Common Stock, (iv) the H Trust, of which he is trustee, the record owner of 3,789 shares of Common Stock and (v) VSS Holding Corporation ("VSS Holdings"), of which he is President and sole stockholder, the record owner of 103,236 shares of Common Stock. Also includes 293,084 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 38,000 shares of restricted stock over which Mr. Fabrikant exercises sole voting power.

(4)
Includes 52,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 6,600 shares of restricted stock over which Mr. Blank exercises sole voting power.

(5)
Includes 42,550 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 7,500 shares of restricted stock over which Mr. Fagerstal exercises sole voting power.

(6)
Includes 16,634 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(7)
Includes 4,570 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 1,766 shares of restricted stock over which Ms. Gran exercises sole voting power.

(8)
Includes 3,300 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 3,160 shares of restricted stock over which Mr. Rose exercises sole voting power.

(9)
Includes 3,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(10)
Includes 12,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(11)
Includes 12,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(12)
Includes 380,262 shares of Common Stock owned by Windcrest Partners, of which Mr. Gellert is one of two general partners, and 12,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(13)
Includes 2,000 shares of Common Stock which Mr. Hadjipateras may be deemed to own through a trust held for his children of which he is the trustee, and 600 shares of Common Stock owned by his daughter of which he is custodian until her 21st birthday. Also includes 9,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(14)
Includes 6,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(15)
Includes 12,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(16)
Includes 12,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(17)
According to a Schedule 13G filed jointly on February 13, 2004 by Baron Capital Group, Inc. ("BCG"), Ronald Baron ("Baron"), BAMCO, Inc. ("BAMCO"), Baron Asset Fund ("BAF"), and Baron Capital Management, Inc. ("BCM"): (1) BCG and Baron share beneficial ownership of 1,305,840 shares, and have shared dispositive and voting power with respect to such shares; (2) BAMCO beneficially owns 1,181,000 shares and has shared dispositive and voting power with respect to such shares; (3) BCM beneficially owns 124,840 shares, and has shared dispositive and voting power with respect to such shares; and (4) BAF has beneficial ownership of 670,000 shares and shared dispositive and voting power with respect to such shares. BCG and Baron disclaim beneficial ownership of shares held by their respective controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates. BAMCO and BCM are subsidiaries of BCG, BAF is an investment advisory client of BAMCO, and Baron owns a controlling interest in BCG.

(18)
According to a Schedule 13G filed on February 6, 2004 by Dimensional Fund Advisors Inc. ("Dimensional Fund Advisors"), Dimensional Fund Advisors has sole voting and dispositive power with respect to such shares, but disclaims beneficial ownership of such shares.

(19)
According to a telephone conversation with a representative of Porter Felleman on March 24, 2004, A. Alex Porter and Paul Orlin share voting and dispositive power with respect to such shares, but disclaim beneficial ownership of such shares.

(20)
According to a Schedule 13G filed on February 13, 2004 by T. Rowe Price Associates, Inc. ("T. Rowe Price"), T. Rowe Price has sole voting power with respect to 273,150 shares and sole dispositive power with respect to

  1,669,650 shares. According to such Schedule 13G, these securities are owned by various individual and institutional investors for which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote securities. T. Rowe Price expressly disclaims beneficial ownership of such securities.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that each director and executive officer of the Company and each person owning more than 10% of the Common Stock report his or its initial ownership of the Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. The Company is required to disclose in this Proxy Statement any late filings of such reports with respect to the most recent fiscal year.

        Based solely upon a review of copies of forms furnished to the Company or written representations from certain reporting persons that no Forms 5 were required for such reporting persons, the Company believes that during the 2003 fiscal year all Section 16(a) filing requirements were satisfied.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Board of Directors.    Pursuant to applicable Delaware law (the jurisdiction of incorporation of the Company) and the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), the business and affairs of the Company are managed by or under the direction of the Board. Generally, the Board oversees the management of the Company's business operations and determines the corporate policies and appoints the chief executive officer, chief financial officer and other executive officers of the Company.

        Pursuant to the Company's Amended and Restated By-laws currently in effect (the "By-laws"), the number of directors constituting the Board shall be no fewer than five nor more than eleven, as may be fixed from time to time by resolution of the entire Board. The size of the Board is presently fixed at ten members. The By-laws provide that directors of the Company are elected annually to serve until the next Annual Meeting of Stockholders or until their earlier resignation or removal. Accordingly, at the Meeting, ten directors are to be elected to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. All of the management nominees for director named below are currently directors of the Company. Unless otherwise specified, proxies will be voted FOR the election of each of the management nominees named below. The Board does not expect that any of the nominees will be unable to serve as a director. However, if for any reason one or more of the nominees is unable to serve, proxies will be voted for such substitute nominees as the Board may recommend unless otherwise specified in the proxy.

        Director Independence.    The Board has adopted the following standards for determination of Director independence in compliance with the NYSE corporate governance listing standards:

        To be considered "independent," the Board must affirmatively determine that a Director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with SEACOR or any of its subsidiaries).

        A Director will not be considered independent if, within the preceding three years:

        1.     The Director was an employee, or an immediate family member of the Director was an executive officer, of the Company.

        2.     The Director received, or an immediate family member of the Director who is an executive of the Company received, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

        3.     The Director was affiliated with or employed by, or an immediate family member of the Director was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company.

        4.     The Director was employed, or an immediate family member of the Director was employed, as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee.

        5.     The Director was an executive officer or an employee, or an immediate family member of the Director was an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

        The Board has affirmatively determined that each member of the Board meets the aforementioned independence standards with the exception of Mr. Fabrikant (because he is the current President and Chief Executive Officer of SEACOR), Mr. Gellert (because his son is employed by SEACOR as a Vice

President) and Mr. Cowderoy (because he was an officer of certain subsidiaries of the Company until 2002).

        Executive Sessions.    Non-management directors meet at regularly scheduled executive sessions without any members of management being present to discuss issues relating to management performance and any other issue that may involve a conflict concerning management. In lieu of a regularly presiding director, these sessions are presided over by a director selected by majority vote of the directors present at such session.

        Stockholder Communications With The Board.    Stockholders who wish to communicate with the Board may do so by writing to: Non-Management Directors, c/o Corporate Secretary, SEACOR Holdings Inc., 460 Park Avenue, 12th Floor, New York, NY 10022 or to corporatesecretary@ckor.com. The non-management directors have established procedures for handling communications from stockholders and directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees forwarded to the non-management directors. Communications that relate to matters that are within the responsibility of one of the Board Committees will be forwarded to the chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board's responsibilities are to be sent to the appropriate executive. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

        Biographical Information.    Set forth below is certain biographical information with respect to each nominee for director:

Name	Age	Principal Occupation	Director Since
Charles Fabrikant	59	Chairman of the Board, President and Chief Executive Officer of the Company	December 1989
Andrew R. Morse(1)(2)	58	Senior Vice President of UBS Financial Services Inc.	June 1998
Michael E. Gellert	72	General Partner of Windcrest Partners	December 1989
Stephen Stamas(1)(2)	73	Retired; former Vice President of Exxon Corporation	December 1992
Richard M. Fairbanks, III(2)(3)	63	Counselor, Center for Strategic and International Studies	April 1993
Pierre de Demandolx(2)	63	General Partner, DPH Conseils	April 1994
John C. Hadjipateras(1)(2)	53	President, Eagle Ocean Inc.	July 2000
Oivind Lorentzen(2)(3)	53	President, Northern Navigation America Inc.	August 2001
James A. F. Cowderoy	44	Chairman, Harrisons (Clyde) Ltd.	August 2001
Steven J. Wisch(2)(3)	42	President, Related Investments	August 2003

(1)
Member of the Stock Compensation Committee.

(2)
Member of the Nominating and Corporate Governance Committee.

(3)
Member of the Audit Committee.

        Charles Fabrikant is President, Chief Executive Officer and Chairman of the Board, and has been a director of SEACOR and several of its subsidiaries since 1989. Mr. Fabrikant is also a Director of Diamond Offshore Drilling, Inc., a contract oil and gas driller. He is also President of Fabrikant International Corporation ("FIC"), a privately owned corporation engaged in marine investments. FIC may be deemed an affiliate of the Company. Mr. Fabrikant is a licensed attorney admitted to practice in the State of New York and in the District of Columbia.

        Andrew R. Morse has been Senior Vice President—Investments at the Morse Group at UBS Financial Services Inc., a New York-based investment banking firm, since October 2001. Mr. Morse was Senior Vice President—Investments of Salomon Smith Barney Inc. of New York, an investment banking firm, and Smith Barney Inc., its predecessor, from March 1993 to October 2001. Mr. Morse sits on numerous philanthropic boards.

        Michael E. Gellert has been one of two general partners of Windcrest Partners, a New York-based investment partnership, for more than the past five years. Mr. Gellert is currently a director of the following public corporations: Six Flags, Inc.; Devon Energy Corp.; Humana Inc.; Smith Barney World Funds, Inc.; Travelers Series Fund, Inc.; and Dalet Technologies.

        Stephen Stamas formerly served as the Chairman of The American Assembly of Columbia University, a New York-based not-for-profit organization involved in the study of public affairs, from 1987 until March 2003. Mr. Stamas was the Chairman of the New York Philharmonic from 1989 until 1996 and Vice Chairman of the Rockefeller University from 1995 until November 1999. He is Chairman Emeritus and a director of the Greenwall Foundation. From 1973 to 1986, he served as Corporate Vice President of Exxon Corporation.

        Richard M. Fairbanks, III has been a Counselor at the Center for Strategic and International Studies, a Washington, D.C.-based research organization, since April 2000, where he served as Managing Director for Domestic and International Issues from 1994 until April 1999, and President and Chief Executive Officer from May 1999 to April 2000. Mr. Fairbanks was the Managing Partner of the Washington, D.C. office of Paul, Hastings, Janofsky & Walker (a law partnership) from 1985 to 1992, when he became Senior Counsel, a position he held until 1994. Mr. Fairbanks is also a director of GATX Corporation and SPACEHAB, Inc. He formerly served as an Ambassador-at-Large for the United States and was International Chairman of the Pacific Economic Cooperation Council. Mr. Fairbanks is admitted to practice law in the District of Columbia and before the United States Supreme Court.

        Pierre de Demandolx has been a general partner of DPH Conseils, a Paris-based shipping and energy consulting company since October 2003. He had previously served as a general partner of the company from 1997 to 1999. From April 1999 until October 2003, Mr. de Demandolx was the Managing Director of Petroleum Development and Diversification, a London-based consulting agency, since April 1999. From 1995 until September 2001, he was a director of Compagnie Nationale de Navigation ("CNN"), a Paris-based public shipping company owned by Compagnie Maritime Belge. Mr. de Demandolx was the Chief Executive Officer of CNN from September 1990 to June 1996. From 1996 until October 1997, Mr. de Demandolx was the Chairman of the Board of Héli-Union, a Paris-based helicopter transportation company.

        John C. Hadjipateras founded Eagle Ocean Inc., a Stamford, Connecticut-based marine transportation agency concentrating in vessel sales and purchases, chartering, insurance and finance, and has served as its President since its inception in 1980. He is also Managing Director of Eagle Financial Partners, LLC, a venture capital management company founded in 1998, and was Managing Director of Peninsular Maritime Ltd. a shipbrokerage firm, from 1972 until 1993. From 1974 until 1999, Mr. Hadjipateras was a Council member of INTERTANKO, the International Association of Independent Tanker Owners. From 1985 until 1989 he was a Board Member of the Greek Shipping Co-operation Committee, and is currently a Director of KIDSCAPE LTD., and a Member of the Board of Advisors to the Faculty of Language and Linguistics of Georgetown University.

        Oivind Lorentzen has been the President of the Northern Navigation America Inc., a Greenwich Connecticut-based investment and ship owning company concentrating in specialized transportation and structured finance since 1990. From 1979 to 1990 Mr. Lorentzen was Managing Director of Lorentzen Empreendimentos S.A., an industrial and shipping group in Brazil, and currently sits on its Board of Directors. Mr. Lorentzen is also a director of Blue Danube Inc.

        James A. F. Cowderoy has been the Chairman of Harrisons (Clyde) Ltd., a Glasgow-based ship owning and ship management company, since May 2002. Mr. Cowderoy served as Managing Director of SEACOR International Ltd., a subsidiary of the Company, from May 2001 until April 2002. Mr. Cowderoy was Managing Director of Stirling Shipping Company Ltd., a private offshore shipping company based in Glasgow from 1995 until its acquisition by the Company in May 2001. Mr. Cowderoy is also a director of the North of England P&I Association Ltd. and Marine Shipping Mutual Insurance Company Ltd.

        Steven J. Wisch has been President of Related Investments, a New York-based private investment firm, since November 2003. From December 2001 through August 2002 Mr. Wisch was Chief Operating Officer of The 9/11 United Services Group, a New York-based not-for-profit organization. In December 2001 Mr. Wisch retired as a Partner and Managing Director of Goldman, Sachs & Co., an international investment bank, where he was employed from 1983 through 1985 and from 1987 through December 2001.

        Voting.    Directors will be elected by a plurality of the shares of Common Stock represented in person or by proxy at the Meeting. If you do not wish your shares to be voted for any particular nominees, please identify those nominees for whom you "withhold authority" to vote as director on the enclosed proxy card.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR-NOMINEES NAMED ABOVE.

INFORMATION RELATING TO THE BOARD OF DIRECTORS AND
COMMITTEES THEREOF

Meetings

        During the year ended December 31, 2003, the Board held five meetings and acted by unanimous written consent on one occasion. All of the Directors attended at least 75% of the aggregate number of meetings of the Board and all committees of the Board on which they served during their tenure in 2003. All nine members of the Board then serving attended our 2003 Annual Meeting.

Committees of the Board

        The Company has three standing committees, including: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

        Committee Function.    The Audit Committee assists the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the selection of the Company's outside auditors, the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements.

        Charter and Meetings.    The Audit Committee held five meetings during the last fiscal year. The Board adopted a revised charter for the Audit Committee on February 11, 2004, which sets forth the

Committee's responsibilities. The Audit Committee charter is attached to this Proxy Statement as Appendix A and is available on the Company's website at www.seacorholdings.com.

        The current members of the Audit Committee are Messrs. Fairbanks, Lorentzen and Wisch. The Board has determined that all members of the Audit Committee are "independent" and "financially literate" under the rules of the New York Stock Exchange currently applicable to the Company. The Board has further determined that Mr. Lorentzen is an "Audit Committee Financial Expert" within the meaning of the regulations of the Securities and Exchange Commission.

AUDIT COMMITTEE REPORT

         The Audit Committee's role is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee recognizes that Company management including the internal audit staff, or outside provider of such services, and the independent auditors have more time, knowledge and detailed information about the Company than do Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

        The Audit Committee's principal responsibilities include (i) appointing and reviewing the performance of the independent auditors, (ii) reviewing and, if appropriate and necessary, pre-approving audit and permissible non-audit services of the independent auditor, (iii) reviewing the adequacy of the Company's internal and disclosure controls and procedures, (iv) reviewing and reassessing the adequacy of the Company's charter, (v) reviewing with management any significant risk exposures, (vi) reviewing with management and the independent auditors the Company's annual and quarterly financial statements, (vii) reviewing and discussing with management and the independent auditor all critical accounting policies and practices used by the Company and any significant changes thereto, (viii) reviewing and discussing with management, the independent auditor and the internal auditor any significant findings during the year, including the status of previous audit recommendations, (ix) assisting the Board of Directors in monitoring compliance with legal and regulatory requirements, and (x) establishing and maintaining procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        The Board has determined that each of the members of the Audit Committee is independent as defined by the listing standards of the New York Stock Exchange.

        In connection with the Company's consolidated financial statements for the year ended December 31, 2003, the Audit Committee has:

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  reviewed and discussed the audited financial statements with management;

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  discussed with the Company's independent public accountants, Ernst & Young LLP, the matters required to be discussed by Statements on Auditing Standards 61, as amended; and

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  received the written disclosures and the letter from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 and discussed with the independent public accountants their independence.

        Based on the review and discussions with the Company's management and independent public accountants, as set forth above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

        Respectfully submitted by the Audit Committee.

    Richard M. Fairbanks, III
    Oivind Lorentzen
    Steven J. Wisch

        The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this proxy statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

Compensation Committee

        Committee Function.    The Compensation Committee, among other matters: evaluates the performance of the Chief Executive Officer against approved performance goals and other objectives; reviews and makes recommendations to the Board with respect to non- Chief Executive Officer compensation; reviews and makes recommendations with respect to changes in incentive compensation plans and equity-based plans; prepares a report to be included in the Company's annul proxy statement; and prepares an annual performance self-evaluation of the Committee.

        Charter and Meetings.    The Board adopted the Compensation Committee charter on February 11, 2004. The Committee's charter is available on the Company's website at www.seacorholdings.com.

        The Committee meets as frequently as circumstances dictate but not less than once a year. The Committee met once in 2003 and acted by unanimous written consent on six occasions.

        The Compensation Committee consists entirely of "non-employee directors," as defined by Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, all of whom satisfy the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code. The Board has determined the each of the directors is "independent" within the meaning of the listing standards of the NYSE. The Committee's current members are Messrs. Hadjipateras, Morse and Stamas.

Nominating and Corporate Governance Committee

        Committee Function.    The Nominating and Corporate Governance Committee assists the Board with: identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for election at SEACOR's Annual Meeting of Stockholders and to fill Board vacancies; recommending modifications, as appropriate, to the Company's policies and procedures for identifying and reviewing Board candidates, including policies and procedures relating to Board candidates submitted for consideration by stockholders; reviewing the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities; reviewing periodically the size of the Board and recommending any appropriate changes; overseeing the evaluation of the Board and management; recommending changes in director compensation; and various governance responsibilities.

        Charter and Meetings.    The Board adopted a charter for the Nominating and Corporate Governance Committee on February 11, 2004. The Committee's charter is available on the Company's website at www.seacorholdings.com.

        The Committee meets as frequently as circumstances dictate but not less than once a year. Prior to its formation in 2004, the Committee's current functions were performed by the independent members of the Board. The Board met on five occasions in 2003.

        Each committee member has been determined by the Board to be "independent" within the meaning of the listing standards of the NYSE. The current members of the Nominating and Corporate Governance Committee are Messrs. de Demandolx, Fairbanks, Hadjipateras, Lorentzen, Morse, Stamas and Wisch.

        Selection of Board Nominees.    To fulfill its responsibility to recruit and recommend to the full Board nominees for election as Directors, the Nominating and Corporate Governance Committee reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications.

        In identifying new director candidates, the Committee seeks advice and names of candidates from Committee members, other members of the Board, members of management, and other public and private sources. The Committee may also, but need not, retain a search firm in order to assist it in these efforts.

        The assessment of nominees includes issues of sound judgment, diversity, age, business specialization and technical skills—all in the context of an assessment of the perceived needs of the Board at that point in time. Appropriate criteria for Board membership also include the following:

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  Members of the Board should be individuals of high integrity, substantial accomplishments, and prior or current association with institutions noted for their excellence.

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  Members of the Board should have demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment.

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  The background and experience of members of the Board should be in areas important to the operation of the Company.

        Stockholder Recommendations.    The Committee considers candidates for Director suggested by our stockholders, provided that the recommendations are made in accordance with the same procedures required under our By-laws for nominations of directors by stockholders and described in this Proxy Statement under the heading "Other Matters—Stockholder Nomination of Directors." Stockholder nominations that comply with these procedures and that meet the criteria outlined above will receive the same consideration that the Committee's nominees receive.

Compensation of Directors

        Directors who are officers of the Company receive no remuneration by reason of such directorship and are not compensated for attending meetings of the Board or standing committees thereof. Directors who are not officers of the Company receive an annual retainer of $15,000 and $1,500 for every regular and special Board and Committee meeting, respectively, that they attend.

        The SEACOR 2003 Non-Employee Director Share Incentive Plan was approved by stockholders at the 2003 Annual Meeting and is administered by the Board of Directors or by a committee designated by the Board. Under the 2003 Non-Employee Director Share Incentive Plan, each member of the Board who is not an employee of SEACOR is granted options and Common Stock.

        On the date of each annual meeting of the stockholders of SEACOR through 2007, each non-employee Director is granted an option to purchase 3,000 shares of Common Stock, subject to adjustment. The exercise price of the options granted is the fair market value per share of Common Stock on the date the options are granted. No awards were made in 2003 to non-employee directors under applicable provisions of the 2000 Non-Employee Director Plan, which was terminated. Options granted under the 2003 Non-Employee Director Share Incentive Plan will be exercisable at any time following the earlier of the first anniversary of, or the first annual meeting of SEACOR's stockholders after, the date of grant, for a period of up to ten years from date of grant. Subject to the accelerated vesting of options upon a non-employee Director's death or disability or the change in control of SEACOR, if a non-employee Director's service as a director of SEACOR is terminated, his or her options will terminate that are not then exercisable. A non-employee Director's options that are vested but not exercised may, subject to certain exceptions, be exercised (i) within three months after the date of termination of service as a director in cases of termination by reason of voluntary retirement, failure of SEACOR to nominate such director for re-election or failure of such director to be re-elected by stockholders after nomination by SEACOR, or (ii) within one year in the case of termination of service as a director by reason of death or disability. On the date of each Annual Meeting of Stockholders of SEACOR, each non-employee Director in office immediately following such annual meeting is granted the right to receive 500 shares of Common Stock with such shares to be delivered in four equal installments of 125 shares on the date of such annual meeting and on the dates that are three, six, and nine months thereafter (each such installment of shares, until the delivery date thereof, "Unvested Stock Award"). If a Non-Employee Director's service as a director of SEACOR terminates for any reason, any and all Unvested Stock Awards shall terminate.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain compensation information for the Company's Chief Executive Officer and each other executive officer required to be included under SEC rules (the "Named Executive Officers") in respect of the fiscal year ended December 31, 2003.

	Annual Compensation			Long-Term Compensation
Position(s)	Year	Salary ($)	Bonus ($)(1)	Restricted Stock Awards ($)(2)	Number of Securities Underlying Options (#)(3)	All Other Compensation ($)(4)
Charles Fabrikant,(5) Chairman of the Board, President, and Chief Executive Officer	2003 2002 2001	525,000 525,000 525,000	125,000 1,250,000 750,000	344,400 1,459,500 1,000,270	30,000 30,000 50,000	6,000 5,500 5,100
Randall Blank,(6) Chief Financial Officer, Executive Vice President, and Secretary	2003 2002 2001	335,000 335,000 335,000	100,000 350,000 175,000	137,760 216,840 226,148	10,000 7,500 7,500	6,000 5,500 5,100
Dick Fagerstal,(7) Sr. Vice President, Corporate Development and Treasurer	2003 2002 2001	280,000 250,000 235,000	62,500 265,000 165,000	107,625 271,050 195,705	5,000 10,000 3,000	6,000 5,500 5,100
Rodney Lenthall,(8) Vice President and President, International Division	2003 2002 2001	304,984 288,774 211,638	— — —	— — —	— 1,500 2,000	— — —
Alice Gran,(9) Vice President and General Counsel	2003 2002 2001	235,000 235,000 235,000	40,000 80,000 120,000	34,440 62,550 43,490	3,000 1,500 1,000	11,365 11,900 12,000
Milton Rose,(10) President, SEACOR Marine	2003 2002 2001	200,000 200,000 200,000	15,000 65,000 60,000	77,490 112,590 117,423	1,500 1,500 —	6,000 5,500 5,100

(1)
Sixty percent (60%) of the bonus is paid at the time of the award and the remaining forty percent (40%) is paid in two equal annual installments approximately one and two years after the date of the grant. Any outstanding balance is payable upon the death, disability, termination without "cause" of the employee, or the occurrence of a "change-in-control" of the Company.

(2)
The value indicated is based on the number of shares awarded and the stock price on the issuance date. The Company provided to the Named Executive Officers three types of Restricted Stock Awards. Each award of Three-Year Restricted Stock ("Three-Year Stock") vests in three equal annual installments, commencing on the first anniversary of the date of award. Each award of One-Year Restricted Stock ("One-Year Stock") vests approximately one year from the date of the award. Each award of Five-Year Restricted Stock ("Five-Year Stock") vests in five equal annual installments commencing on the first anniversary of the date of the award. Each type of restricted stock vests immediately upon the death, disability, termination "without cause" of the employee, or the occurrence of a "change-in-control" of the Company. If cash dividends are paid by the Company, holders of restricted stock are entitled to receive such dividends whether or not the shares of restricted stock have vested.

(3)
Stock option grants include options granted (or which the Company has agreed to grant in installments during 2004) on February 25, 2004 as compensation for fiscal year 2003, all to be issued under the 2003 Share Incentive Plan.

(4)
"All Other Compensation" includes contributions made by the Company to match pre-tax elective deferral contributions (included under Salary) made by Messrs. Fabrikant, Blank, and Fagerstal and Ms. Gran under the SEACOR Savings Plan, a defined contribution plan established by the Company effective July 1, 1994 which meets the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). In the case of Ms. Gran, such amount includes $7,050 for the approximate amount paid for fiscal year 2003 under a defined contribution retirement plan paid by a United Kingdom subsidiary of the Company.

(5)
Mr. Fabrikant was granted restricted stock awards as follows: For 2003, 3,000 shares of Five-Year Stock pursuant to a Restricted Stock Agreement dated February 25, 2004 and 5,000 shares of One-Year Stock pursuant to a Restricted Stock Agreement dated February 25, 2004; for 2002, 30,000 shares of Five-Year Stock pursuant to a Restricted Stock Agreement dated January 15, 2003 and 5,000 shares of One-Year Stock pursuant to a Restricted Stock Agreement dated January 15, 2003; and for 2001, 18,000 shares of Three-Year Stock pursuant to a Restricted Stock Agreement dated February 28, 2002 and 5,000 shares of One-Year Stock pursuant to a Restricted Stock Agreement dated February 28, 2002. At December 31, 2003, Mr. Fabrikant held 53,000 shares of restricted stock having a value of $2,227,590 based upon a closing price of $42.03 per share of Common Stock on December 31, 2003.

(6)
Mr. Blank was granted restricted stock awards as follows: For 2003, 1,000 shares of Five-Year Stock pursuant to a Restricted Stock Agreement dated February 25, 2004 and 2,200 shares of One-Year Stock pursuant to a Restricted Stock Agreement dated February 25, 2004; for 2002, 3,000 shares of Five-Year Stock pursuant to a Restricted Stock Agreement dated January 15, 2003 and 2,200 shares of One-Year Stock pursuant to a Restricted Stock Agreement dated January 15, 2003; and for 2001, 3,000 shares of Three-Year Stock pursuant to a Restricted Stock Agreement dated February 28, 2002, and 2,200 shares of One-Year Stock pursuant to a Restricted Stock Agreement pursuant to a Restricted Stock Agreement dated February 28, 2002. At December 31, 2003, Mr. Blank held 7,866 shares of restricted stock having a value of $330,608 based upon a closing price of $42.03 per share of Common Stock on December 31, 2003.

(7)
Mr. Fagerstal was granted restricted stock awards as follows: For 2003, 1,000 shares of Five-Year Stock pursuant to a Restricted Stock Agreement dated February 25, 2004 and 1,500 shares of One-Year Stock pursuant to a Restricted Stock Agreement dated February 25, 2004; for 2002, 5,000 shares of Five-Year Stock pursuant to a Restricted Stock Agreement dated January 15, 2003 and 1,500 shares of One-Year Stock pursuant to a Restricted Stock Agreement dated January 15, 2003; and for 2001, 3,000 shares of Three-Year Stock pursuant to a Restricted Stock Agreement dated February 28, 2002, and 1,500 shares of One-Year Stock pursuant to a Restricted Stock Agreement pursuant to a Restricted Stock Agreement dated February 28, 2002. At December 31, 2003, Mr. Fagerstal held 9,500 shares of restricted stock having a value of $399,285 based upon the closing price of $42.03 per share of Common Stock on December 31, 2003.

(8)
Mr. Lenthall's compensation for 2003 was $304,890, based on the exchange rate for Pounds Sterling in effect at 2003 year end. Prior to December 31, 2003, Mr. Lenthall retired as an executive officer of the Company. Mr. Lenthall served as President, International Division until December 31, 2003.

(9)
Ms. Gran was granted restricted stock awards as follows: For 2003, 300 shares of Five-Year Stock pursuant to a Restricted Stock Agreement dated February 25, 2004 and 500 shares of One-Year Stock pursuant to a Restricted Stock Agreement dated February 25, 2004; for 2002, 1,000 shares of Five-Year Stock pursuant to a Restricted Stock Agreement dated January 15, 2003 and 500 shares of One-Year Stock pursuant to a Restricted Stock Agreement dated January 15, 2003; and for 2001, 500 shares of Three-Year Stock pursuant to a Restricted Stock Agreement dated February 28, 2002, and 500 shares of One-Year Stock pursuant to a Restricted Stock Agreement pursuant to a Restricted Stock Agreement dated February 28, 2002. At December 31, 2003, Ms. Gran held 1,999 shares of restricted stock having a value of $84,018 based upon a closing price of $42.03 per share of Common Stock on December 31, 2003.

(10)
Mr. Rose was granted restricted stock awards as follows: For 2003, 300 shares of Five-Year Stock pursuant to a Restricted Stock Agreement dated February 25, 2004 and 1,500 shares of One-Year Stock pursuant to a Restricted Stock Agreement dated February 25, 2004; for 2002, 1,200 shares of Five-Year Stock pursuant to a Restricted Stock Agreement dated January 15, 2003 and 1,500 shares of One-Year Stock pursuant to a Restricted Stock Agreement dated January 15, 2003; and for 2001, 1,200 shares of Three-Year Stock pursuant to a Restricted Stock Agreement dated February 28, 2002, and 1,500 shares of One-Year Stock pursuant to a Restricted Stock Agreement pursuant to a Restricted Stock Agreement dated February 28, 2002. At December 31, 2003, Mr. Rose held 3,600 shares of restricted stock having a value of $151,308 based upon a closing price of $42.03 per share of Common Stock on December 31, 2003.

Stock Options

        On April 18, 1996 and May 14, 2003, SEACOR's stockholders adopted the 1996 Share Incentive Plan and the 2003 Share Incentive Plan, respectively (collectively, the "Plans"). The Plans provide for the grant of options to purchase shares of Common Stock and for the grant of stock appreciation rights, restricted stock awards, performance awards and stock units to officers and key employees of the Company. The Plans are administered by the Compensation Committee of the Board. Each option or share granted to an officer or employee must be evidenced by an agreement containing terms and provisions established by the Compensation Committee in accordance with the Plans.

Option Grants in 2003

        The following table shows all grants of options to acquire shares of Common Stock in 2003 to the Named Executive Officers.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Number of Securities Underlying Options Granted (#)
Percent of Total Options Granted to Employees in Fiscal Year(1) (%)
Name			Exercise of Base Price ($/Sh)	Expiration Date
					5% ($)	10% ($)
Charles Fabrikant	7,500 7,500 7,500 7,500	8.0 8.0 8.0 8.0	41.60 34.58 36.29 39.49	1/15/13 1/15/13 1/15/13 1/15/13	196,419 158,141 160,665 169,140	497,882 397,998 401,484 419,678
Randall Blank	1,875 1,875 1,875 1,875	2.0 2.0 2.0 2.0	41.60 34.58 36.29 39.49	1/15/13 1/15/13 1/15/13 1/15/13	49,105 39,535 40,166 42,285	124,470 99,500 100,371 104,919
Dick Fagerstal	2,500 2,500 2,500 2,500	2.7 2.7 2.7 2.7	41.60 34.58 36.29 39.49	1/15/13 1/15/13 1/15/13 1/15/13	65,473 52,714 53,555 56,380	165,961 132,666 133,828 139,893
Rodney Lenthall	375 375 375 375	0.4 0.4 0.4 0.4	41.60 34.58 36.29 39.49	1/15/13 1/15/13 1/15/13 1/15/13	9,821 7,907 8,033 8,457	24,894 19,900 20,074 20,984
Alice Gran	375 375 375 375	0.4 0.4 0.4 0.4	41.60 34.58 36.29 39.49	1/15/13 1/15/13 1/15/13 1/15/13	9,821 7,907 8,033 8,457	24,894 19,900 20,074 20,984
Milton Rose	375 375 375 375	0.4 0.4 0.4 0.4	41.60 34.58 36.29 39.49	1/15/13 1/15/13 1/15/13 1/15/13	9,821 7,907 8,033 8,457	24,894 19,900 20,074 20,984

(1)
Based on an aggregate 94,300 shares subject to options granted to employees in 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table(1)

        The following table sets forth certain information with respect to stock option exercises by Named Executive Officers during 2003, and the exercisable and unexercisable options they held at year-end.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/ Unexercisable(2)
Charles Fabrikant	60,000	1,581,200	278,751 / 54,999	4,906,613 / 133,062
Randall Blank	3,750	98,852	48,834 / 11,666	734,740 / 32,091
Dick Fagerstal	—	—	40,550 / 11,000	437,254 / 41,143
Rodney Lenthall	—	—	16,334 / 2,166	166,390 / 6,535
Alice Gran	—	—	4,270 / 1,833	43,266 / 6,300
Milton Rose	—	—	3,000 / 1,500	27,590 / 6,066

(1)
Based on a December 31, 2003 closing price of the Company's Common Stock of $42.03 per share.

(2)
Excludes options issued in 2004 in respect of 2003 performance.

Employment Contracts, Termination of Employment and Change in Control Arrangements

        The Company is a party to an employment contract with Mr. Rose, dated December 24, 1992 (the "Rose Employment Agreement"). The Rose Employment Agreement provides for an annual salary of $165,000, subject to adjustment for inflation, and for the grant of an option for 50,000 shares of Common Stock. The initial term of the Rose Employment Agreement was two years commencing on January 25, 1993. Since January 25, 1995, the Rose Employment Agreement has been subject to automatic renewal for one-year periods unless either party gives 180 days' written notice of termination to the other party. No such notice has been given to date and, accordingly, the terms of the Rose Employment Agreement remain in effect, although the Board has authorized salary payments exceeding the amounts set forth in the Rose Employment Agreement. In the event of a change in control of the Company (as defined in the Rose Employment Agreement), Mr. Rose has the option of a one-time extension of the Rose Employment Agreement for a three-year period.

        In the event Mr. Rose's employment is terminated because (i) he is discharged by the Company for reasons other than for "cause" (as defined therein), (ii) he involuntarily resigns at the request of the Company, for reasons other than for "cause," or (iii) he resigns following the assignment of duties which are inconsistent with employment in the capacity of a president of a subsidiary of the Company, he then is entitled to receive a one-time severance payment equal to his base salary (excluding bonuses and incentive compensation) for a period of 12 months after the occurrence of any such event.

        In addition, subject to certain limitations, the Rose Employment Agreement specifies that the Company must continue to provide any then-existing life and health insurance benefits to which Mr. Rose, through the Rose Employment Agreement, and his respective dependents are entitled for a period of one year after the termination of his employment or until he obtains other employment pursuant to which comparable life and health insurance benefits are provided.

        The Board may reduce any amount payable under the Rose Employment Agreement if it determines that all or any portion of the amount payable pursuant thereto may be treated as an "excess parachute payment" as defined in Section 280G of the Code. Furthermore, the Rose Employment Agreement, by its terms, is binding upon any person or entity that acquires the Company, whether by means of merger, consolidation, the purchase of all or substantially all of the Company's assets, or otherwise.

        Except as set forth above with respect to Mr. Rose, the Company has no employment contracts or formal remuneration arrangements with any of the Named Executive Officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        SCF Barge Pools.    SCF Marine Inc. ("SCF") manages and operates inland river barges for third parties under pooling arrangements, including certain inland river barges owned by Mr. Fabrikant, companies controlled by Mr. Fabrikant (FIC, FIC Barge Line Inc. and VSS Holdings), Mr. Fabrikant's mother, and trusts established for the benefit of Mr. Fabrikant's two children. In 2003, SCF distributed to Mr. Fabrikant and these affiliates an aggregate of $369,063 ($36,625, $188,837, $104,596, $18,313 and $11,516 to each of Mr. Fabrikant, FIC, FIC Barge Line Inc., VSS Holdings and Mr. Fabrikant's mother, respectively, and $4,588 to each of the trusts), net of management fees earned by SCF of $90,805.

        SCF Towboat III.    SCF Management Services Inc. manages certain barges owned by SCF Towboat III, LP, a limited partnership of which 14.25% is owned by FIC. In 2003, SCF Towboat III, LP paid to SCF Management Services Inc. management fees of $12,045.

        Health Insurance.    FIC provides health insurance under its plans to certain employees of the Company and is reimbursed by the Company for its actual out-of-pocket expenses. The aggregate amount of such reimbursed out-of-pocket payments was $58,092 in 2003.

        Bond Participation.    The Company participates in an investment of certain bonds that are held in the name of VSS Holdings. In connection with this arrangement, VSS Holdings paid to the Company $4,637 as its participatory share of interest paid under the bonds and $2,512 as its participatory share of principal repayments received during 2003.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee are identified above under the heading "Compensation Committee" and each member of the Compensation Committee is an independent director. No member of the Compensation Committee: (i) was an officer or employee of the Company or any subsidiary during 2003; (ii) was formerly an officer of SEACOR or any of its subsidiaries; (iii) served on the board of directors of any other company any of whose executive officers served on SEACOR's Compensation Committee or Board, or (iv) had any other relationship requiring disclosure by the Company under applicable SEC rules.

REPORT ON EXECUTIVE COMPENSATION

General

        The Compensation Committee establishes and awards compensation to the Company's executive officers. The Compensation Committee is comprised entirely of independent directors who are not officers or employees of the Company.

        The Company's compensation program is designed to attract, retain and motivate highly qualified management personnel, and to engender a sense of entrepreneurial commitment among its executive officers. The Company's policy is to reward individual initiative and achievement, and to ensure that the amount and nature of executive compensation is reasonably commensurate with the Company's financial condition, results of operations, total assets, Common Stock performance (both absolute and relative), the executive compensation and benefit programs of the Company's competitors, and each individual's responsibility for segments of income and cash flow and contribution to the execution of the Board's business philosophy. The Compensation Committee takes into consideration the prevailing level of pay for the skills the Company needs based on prevailing compensation in other industries, business sectors and professions. The industries and businesses to which it looks include finance, shipping, leasing and "energy service" (rig companies, boat companies, helicopter companies, and diversified service businesses). The Compensation Committee also takes into account the fact that the Company has at this time no defined benefit plan or Supplemental Employee Retirement Plan for employees.

        The Company's executive compensation program consists of three central components: (1) base salary, (2) bonus awards, and (3) awards of restricted stock and stock options. Base pay for senior executives consists of cash compensation and restricted shares (if any) that vest approximately one year after the date of grant. Bonus awards consist of a cash component, 60% of which is payable in the following year for which the bonus is awarded, and 20% of which is payable annually in each of the next two succeeding years. Payment of the deferred amounts is contingent on continued employment with the Company. Restricted stock awards granted for 2003 vest over either a one-year or five-year period.

        The Compensation Committee believes making restricted stock awards subject to vesting and making the payment of deferred bonus amounts subject to continuing employment assists in the retention of award recipients.

        Although the foregoing provides the general intent of, and guidelines used by the Compensation Committee in determining the compensation levels and components for the executive officers, such determinations necessarily involve subjective judgments and the Compensation Committee has authority to determine all compensation matters in its sole discretion.

Base Salary

        On an individual basis, executive salaries are a function of the individual's background and professional training, experience, ability to manage the responsibilities of a public, reporting company, and to contribute to business development, sophistication in finance, and breadth of responsibilities. The Compensation Committee believes that the Company's salaries fall within the range of compensation paid to individuals that have such skills.

Bonus Awards

        Bonus awards relate to the individual's and the Company's performance during the year for which the bonus is paid. Bonus payments are awarded at the discretion of the Compensation Committee. The Compensation Committee believes that, to the extent that the bonus awards reward the executives in a fair and equitable way and targets are appropriately set, they also provide an incentive for continued employment and enhanced performance. Performance targets are set at the beginning of the year based on the Company's annual forecasts, focusing on operating revenue, net income, return on equity, earnings before interest, taxes, depreciation and amortization (EBITDA), cash management, and the achievement of defined strategic objectives in terms of managing the Company's assets, business development and operational performance. Given, however, the Company's history of growth through mergers, acquisitions and asset purchases, along with market conditions for cyclical business activities (which are beyond management's control), the Company's actual results can differ greatly from management's forecasts. The Compensation Committee periodically evaluates targets and progress toward benchmarks that have been set with management.

        In 2003, operating revenue increased 0.8%, and earnings per share on a diluted basis decreased 72.4%. Return on equity was 1.5%. Comparison to other companies is difficult; there is no single company or group of companies that has all of the same product lines and pursues similar business goals. There are public reporting companies that do have business activities similar to some segments of the Company's business. It is, however, difficult to make comparisons of operating results by dint of differences in accounting, differences in balance sheets and different ways of reporting.

        The Compensation Committee's policy also is to compensate management upon completion of "liquidity events," such as the sale of an operating business (e.g. Chiles Offshore Inc. in 2002).

        During 2003, the Company sold 56 vessels, and continued to upgrade its offshore fleet primarily through new construction of vessels, executed operational changes that appear to be reducing the cost of insurance claims, and effected growth in the inland river services division and the aviation services division.

        The foregoing financial and operating performance of the Company was attributed by the Compensation Committee, in large part, to the efforts of the Named Executive Officers and therefore was considered when determining such persons' annual bonuses.

Common Stock Awards and Option Grants

        The purpose of restricted stock awards and stock option grants is to reward outstanding performance by key employees and officers, to provide additional incentives for such persons to maximize value for stockholders and to create long-term management commitment to the Company. The Compensation Committee believes that such grants and awards foster a greater concern by management for the performance of the Company, both in the short and long term, which serves to align the interests of the Company's management with its stockholders. The number of shares awarded or options granted to an individual manager reflects a judgment on such person's performance to date, as well as on his or her perceived ability to influence and enhance the Company's future performance. Mr. Fabrikant was expressly recognized for his active contribution to projects adding value to the performance of the Company's offshore, ocean, inland river and helicopter fleets and enhancing returns from cash balances and the Company's investment portfolio, in addition to his leadership role in the Company's development and his ability to continue to influence the direction of the Company towards maximizing stockholder value.

Compensation of the Chief Executive Officer

        The determination of Mr. Fabrikant's compensation was based upon a combination of factors, including: his performance as the Company's chief executive officer in achieving key strategic financial leadership development objectives; his execution of the Company's strategy to strengthen its portfolio of businesses to enhance long-term shareholder value; and compensation paid to the chief executive officers of comparable companies and compensation paid to other executive officers of SEACOR. Other factors that the Committee took into account were his diverse skills, extensive experience, and leadership and reputation within both the offshore marine and environmental services industries. Mr. Fabrikant was primarily responsible for the strategic direction of each of the Company's operating segments and the positioning of the Company's assets to take advantage of long-term growth opportunities, as well as taking day-to-day responsibility for management of the company's investment decisions.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits the deduction by a publicly held corporation of compensation paid to a "covered employee" in excess of $1 million per year, subject to exceptions for certain performance-based compensation. Generally, the Company's covered employees are those executive officers listed in the Summary Compensation Table above. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated by the Committee in light of the Company's overall compensation philosophy and objectives. The Committee believes that long-term stockholder value is enhanced by appropriately rewarding desirable corporate and individual performance achievements and that under existing circumstances such value may outweigh the advantages of qualifying compensation as deductible under Section 162(m).

        The foregoing report is respectfully submitted by the Stock Option and Executive Compensation Committee.

    John C. Hadjipateras
    Andrew R. Morse
    Stephen Stamas

PERFORMANCE GRAPH

        Set forth in the graph below is a comparison of the cumulative total return that a hypothetical investor would have earned assuming the investment of $100 over the five-year period commencing on December 31, 1998 in (i) the Common Stock of the Company, (ii) the Standard & Poor's 500 Stock Index ("S&P 500") and (iii) the Simmons Offshore Transportation Index, an index of oil service companies published by Simmons and Company, Inc. (the "Simmons Peer Index").

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board recommends that stockholders ratify the appointment of Ernst & Young LLP ("Ernst & Young"), certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2004. The appointment of Ernst & Young was recommended to the Board by its Audit Committee. Ernst & Young served as independent auditor for the Company for the fiscal year ended December 31, 2003.

        Representatives of Ernst & Young will be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions after the conclusion of the Meeting.

        The affirmative vote of a majority of the Common Stock represented in person or by proxy at the Meeting is required to ratify the appointment of Ernst & Young.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG.

Change in Accounts

        On June 25, 2002, the Company dismissed Arthur Andersen LLP ("Arthur Andersen") as its independent auditor, and engaged Ernst & Young as its new independent auditor for 2002, effective immediately. The decision to dismiss Arthur Andersen was approved by the Company's Audit Committee.

        The reports of Arthur Andersen on the Company's financial statements for the year ended December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the year ended December 31, 2001 and through June 25, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference thereto in its report on the financial statements for such periods.

        During the year ended December 31, 2001 and through June 25, 2002, there have occurred none of the "reportable events" listed in Item 304(a)(1)(v) of Regulation S-K.

        The Company requested that Arthur Andersen furnish a letter addressed to the Securities Exchange Commission stating its agreement with the statements set forth above. A copy of such letter, dated June 26, 2002, was filed as Exhibit 16.1 to the Company's Current Report on Form 8-K, filed with the Securities Exchange Commission on July 1, 2002.

        During the year ended December 31, 2001 and through June 25, 2002, the Company did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Independent Auditor Fee Information

        Fees for professional services provided by Ernst & Young for the years ended December 31, 2003, and 2002 were as follows:

	2003	2002
Audit Fees	$404,394	$354,736
Audit-Related Fees	22,125	36,000
Tax Fees	100,997	15,000
All Other Fees	—	—

Total	$527,516	$405,736

        Fees for audit services include fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q, and statutory audits required internationally. Audit-related fees principally included accounting consultations and work performed on registration statements filed with the U.S. Securities and Exchange Commission. Tax fees included tax compliance, tax advice and tax planning services.

        None of the services related to Audit-Related Fees, Tax Fees or All Other Fees presented above was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in the applicable rules of the SEC.

        In addition to Ernst & Young's fees, the Company paid audit fees of $7,000 to Arthur Andersen LLP for their review of the interim financial statements for the quarter ended March 31, 2003.

        Pre-Approval Policy for Services of Independent Auditors. The Audit Committee's policy is to approve in advance, in accordance with the Company's Audit Committee Pre-Approval Policy, all audit, audit-related and permissible non-audit services provided by the independent auditors. These services may include audit, audit-related, tax and/or all other non-audit services for the Company. Each year, the Audit Committee negotiates and approves in advance the specific engagement terms, fees and conditions of the Company's engagement of an independent auditor to perform an audit of the Company's consolidated financial statements for the upcoming fiscal year. Any specific foreseeable needs for the provision of audit, audit-related, tax and all other non-audit services by the independent auditor during the upcoming fiscal year are proposed to the Audit Committee by a designated executive officer.

        As the need arises during the fiscal year, proposed additions to or modifications of any previously approved services provided by the independent auditor must be pre-approved by the Audit Committee. Where proposed modifications or additions relate to tax and all other non-audit services to be provided by the independent auditor, the Audit Committee may delegate this responsibility to the Chair of the Audit Committee.

        To ensure prompt handling of unforeseeable or unexpected matters that arise between Audit Committee meetings, the Audit Committee has delegated authority to its Chair, and/or to such other members of the Audit Committee that the Chair may designate, to review and if appropriate approve in advance, any request by the independent auditor to provide tax and/or all other non-audit services.

OTHER MATTERS

Other Actions at Meeting

        The Board does not intend to present any other matter at the Meeting. The Board has not been informed that any other person intends to present any other matter for action at this meeting. If any other matters properly come before the Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

Limitation on Stockholder Action by Written Consent; Special Meetings of Stockholders; Removal of Directors; Vacancies

        The Certificate of Incorporation provides that no action may be taken by stockholders except at an annual or special meeting of stockholders or by the affirmative written consent of the holders of not less than 66 2/3% (or such greater percentage as may then be required by applicable law) in voting power of the outstanding shares of Common Stock entitled to vote thereon. The By-laws provide that, to be properly brought before an annual meeting, business must be (i) specified in the notice of meeting and (ii) brought before the meeting by or at the direction of the Board, or (iii) be brought before the meeting by a stockholder upon timely written notice in proper form given to the Secretary of the Company. In order to be considered timely, such stockholder notice must be received by the secretary of the Company not less than 90 days prior to the anniversary of the date of the annual meeting of stockholders held in the previous year, subject to certain exceptions. The By-laws further provide that, unless otherwise prescribed by law, special meetings of stockholders can only be called by the Chairman of the Board, the President or pursuant to a resolution approved by a majority of the Board and, in any such case, only to consider such business as shall be provided in such resolution or in the notice delivered to stockholders respecting the special meeting.

        The By-laws also provide that Directors can be removed from office (prior to the expiration of their term) with or without "cause" by the affirmative vote of a majority in voting power of the outstanding shares entitled to vote at an election of directors, and that vacancies on the Board can be filled only by the remaining directors then in office.

Stockholder Nomination of Directors

        The By-laws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the Board or a committee thereof) of candidates for election as directors (the "Nomination Procedure"). Only persons who are nominated by the Board, a committee appointed by the Board, or by a stockholder who has given timely prior written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, are eligible for election as directors of the Company. In order to be timely, such written notice must be received by the Secretary of the Company not less than 90 days prior to the anniversary of the date of the immediately preceding annual meeting (subject to certain exceptions), and the notice must contain (i) the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all contracts, arrangements or other understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy or information statement filed pursuant to the Exchange Act and (v) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge nomination of any person not made in compliance with the Nomination Procedure.

        Although the By-laws do not empower the Board with the right to approve or disapprove of stockholder nominations for the election of directors or any other business properly brought by the Company's stockholders at any annual or special meeting, the foregoing Nomination Procedure may nevertheless have the effect of (i) precluding a nomination for the election of directors or precluding the transaction of business at a particular meeting if the proper procedures are not followed, or (ii) deterring a third party from conducting a solicitation of proxies or contest to elect his or its own slate of director nominees or otherwise attempting to obtain control of the Company.

Restrictions on Foreign Ownership of Common Stock and Related Matters

        The Company is subject to a variety of U.S. federal statutes and regulations, including the Shipping Act, 1916, as amended (the "Shipping Act"), and the Merchant Marine Act of 1920, as amended (the "1920 Act", and collectively with the Shipping Act, the "Acts"), which govern, among other things, the ownership and operation of vessels used to carry cargo between U.S. ports.

        Generally, the Acts require that vessels engaged in U.S. coastwise trade must be owned by U.S. citizens. In order for a corporation operating in U.S. coastwise trade to qualify as a U.S. citizen, at least 75% of the outstanding capital stock of the corporation must be owned by persons or organizations that are U.S. citizens, as defined in the Shipping Act. Accordingly, if persons or organizations that are not U.S. citizens as so defined were to own more than 25% of the Common Stock, the Company would not (until such foreign ownership was reduced to or below 25%) be permitted to continue its U.S. coastwise trade operations. To help facilitate compliance with the Acts, the Certificate of Incorporation requires the Company to institute and to implement through the transfer agent for the Common Stock a dual stock certificate system, pursuant to which certificates evidencing shares of Common Stock bear legends which, among other things, designate such certificates as either "foreign" or "domestic," depending on the citizenship of the owner. The Certificate of Incorporation also establishes procedures designed to enable the Company to monitor and limit foreign ownership of the Common Stock, and authorizes the Board under certain circumstances to redeem shares of stock owned by non-U.S. citizens. Moreover, the By-laws provide that the Chairman of the Board and Chief Executive Officer, and the President must each be U.S. citizens, and restrict any officer who is not a U.S. citizen from acting in the absence or disability of such person. The By-laws further provide that the number of non-U.S. citizen directors shall not exceed a minority of the number necessary to constitute a quorum for the transaction of business.

ANNUAL REPORT

        A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2003 accompanies this Proxy Statement and should be read in conjunction herewith.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        Proposals that stockholders believe should be voted upon at SEACOR's Annual Meeting may be eligible for inclusion in the Company's Proxy Statement. Stockholder proposals for the 2005 Annual Meeting must be received in accordance with the provisions of Rule 14a-8 under the Exchange Act by the Company on or before December 13, 2004 to be eligible for inclusion in the proxy statement and proxy card relating to the 2005 Annual Meeting pursuant to SEC Rule 14a-8. Any such proposals should be sent via registered, certified or express mail to: Secretary, SEACOR Holdings Inc., 11200 Richmond Avenue, Houston, Texas 77082.

        As a separate and distinct matter from proposals under Rule 14a-8, in accordance with Article I, Section 1 of the Amended and Restated By-laws of the Company, in order for business to be properly brought before the next annual meeting by a stockholder, such stockholder must deliver to the Company timely notice thereof. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not less than 90 calendar days in advance of the anniversary date of the previous year's annual meeting of stockholders (or if there was no such prior annual meeting, not less than 90 calendar days prior to the date which represents the second Tuesday in May of the current year); if, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, then, to be considered timely, notice by the stockholders must be received by the Company not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the seventh day following the date on which notice of the date of the annual meeting was mailed to stockholders or publicly disclosed.

For the Board of Directors

Randall Blank Secretary
By-laws of the Company, in order for business to be properly brought before the next annual meeting by a stockholder, such stockholder must deliver to the Company timely notice thereof. To

Appendix A

SEACOR Holdings Inc.

AUDIT COMMITTEE CHARTER

This Audit Committee Charter (this "Charter") was adopted by the Board of Directors (the "Board") of SEACOR Holdings Inc. (the "Company") on February 11, 2004.

        This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company's Certificate of Incorporation and By-Laws, it is not intended to establish by its own force any legally binding obligations.

I.    PURPOSE

        The Audit Committee (the "Committee") shall assist the Board in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of the Company's financial reporting to any governmental or regulatory body, the public or other users thereof; (ii) the Company's systems of internal accounting and financial and disclosure controls; (iii) the qualifications, engagement, compensation, independence and performance of the Company's independent auditors, their conduct of the annual audit, and their engagement for any other services; (iv) the Company's legal and regulatory compliance; (v) the Company's codes of ethics as established by management and the Board; and (vi) the preparation of the audit committee report required by Securities and Exchange Commission ("SEC") rules to be included in the Company's annual proxy statement.

        In discharging its oversight role, the Committee is authorized: (i) to investigate any matter that the Committee deems appropriate, with access to all books, records, facilities and personnel of the Company; and (ii) to retain independent counsel, auditors or other experts, with adequate funding provided by the Company.

II.    COMMITTEE MEMBERSHIP

        The Committee shall consist of three or more members of the Board, each of whom has been determined by the Board to be "independent" in accordance with applicable rules of the SEC and the New York Stock Exchange. All members of the Committee shall meet the financial literacy requirements of the New York Stock Exchange and at least one member shall have accounting or related financial management expertise. The Board of Directors shall endeavor to cause at least one member of the Committee be an "audit committee financial expert" as such term is defined under applicable SEC rules. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. Such determination shall be disclosed in the annual proxy statement.

III.    COMMITTEE MEETINGS

        The Committee shall meet on a regularly-scheduled basis at least four times per year or more frequently as circumstances dictate. The Committee shall meet at least quarterly with the internal auditor (who may be an outside provider of such services) and the independent auditor in separate executive sessions to provide the opportunity for full and frank discussion without members of senior management present.

IV.    KEY RESPONSIBILITIES

        The Committee's role is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee recognizes that Company management including the internal audit staff, or outside provider of such services, and the independent auditors have more time, knowledge and detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

        The following responsibilities are set forth as a guide with the understanding that the Committee may diverge as appropriate given the circumstances. The Committee is authorized to carry out these and such other responsibilities assigned by the Board from time to time, and take any actions reasonably related to the mandate of this Charter.

        To fulfill its purpose, the Committee shall:

  1.
  appoint (and if appropriate dismiss), evaluate, compensate and oversee (taking into account the opinions of management and the Company's internal auditor where appropriate) the work of the independent auditor, who shall report directly to the Committee; and resolve any disagreements between management and the independent auditor regarding financial reporting;

  2.
  review and pre-approve any audit and permitted non-audit services (including the fees and terms thereof) provided by the Company's independent auditors (with pre-approvals disclosed as appropriate in the Company's periodic public filings);

  3.
  review and discuss with management and the independent auditor: (i) the adequacy of the Company's internal and disclosure controls and procedures; (ii) any significant deficiencies in the design or operation of the Company's internal controls; (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and (iv) related findings and recommendations of the independent auditors together with management's responses;

  4.
  review and discuss with management, including the Chief Financial Officer or Controller, the independent auditor and the internal auditor: (i) any significant findings during the year, including the status of previous audit recommendations; (ii) any audit problems or difficulties encountered in the course of audit work, including any restrictions on the scope of activities or access to required information; (iii) any changes required in the scope of the audit plan; (iv) the audit budget and staffing; and (v) the coordination of audit efforts in order to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;

  5.
  review and discuss with management, including the Chief Financial Officer or Controller, and the independent auditor any significant risks or exposures and assess the steps management has taken to minimize such risks; discuss with management, including the Chief Financial Officer or Controller and the independent auditor, and oversee the Company's underlying policies with respect to risk assessment and risk management;

  6.
  establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

  7.
  review and make recommendations in the appointment, reassignment, replacement, compensation or dismissal of the Chief Financial Officer, Controller and head of internal audit;

  8.
  inquire as to independent auditor's view of the accounting treatment related to significant new transactions or other significant matters or events not in the ordinary course of business;

  9.
  review periodically with the Company's legal counsel: (i) legal and regulatory matters that may have a material impact on the Company's financial statements; and (ii) the scope and effectiveness of compliance policies and programs;

  10.
  review periodically with management the provisions of any code of business conduct and ethics (including the Company's policies and procedures concerning trading in Company securities and use in connection therewith of proprietary or confidential information) applicable to directors and senior officers (including financial officers), including any waivers sought under such code; any waiver granted by the Committee shall be reported by the Committee to the Board;

  11.
  review and discuss with management and the independent auditor (i) all critical accounting policies and practices used by the Company; (ii) any significant changes in Company accounting policies; (iii) any material alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm; and (iv) any accounting and financial reporting proposals that may have a significant impact on the Company's financial reports;

  12.
  review and discuss with management and the independent auditor any material financial or non-financial arrangements that do not appear on the financial statements of the Company;

  13.
  review and approve, where appropriate, any transactions or courses of dealing with related parties (including, without limitation, significant shareholders, directors, executive officers or other members of senior management or their family members) that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties;

  14.
  review and discuss with the independent auditor: (i) any accounting adjustments that were noted or proposed by the auditors but were "passed" (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement and (iii) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company or any other material written communications between the accounting firm and management, such as any management letter or schedule of "unadjusted differences;"

  15.
  review and address conflicts of interest of directors and executive officers;

  16.
  review the Company's financial statements, including: (i) prior to public release, reviewing and discussing with management and the independent auditor the Company's annual and quarterly financial statements to be filed with the SEC, including (a) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," (b) any certifications regarding the financial statements or the Company's internal accounting and financial controls and procedures and disclosure controls or procedures filed with SEC by the Company's senior executive and financial officers and (c) the matters required to be discussed with the independent auditor by Statement of Auditing Standards Nos. 61, 90 and 100; (ii) with respect to the independent auditor's annual audit report and certification, before release of the annual audited financial statements, meeting separately with the independent auditor (including a meeting or meetings without any management member present) and discussing the adequacy of the Company's system of internal accounting and financial controls and the appropriateness of the accounting principles used in and the judgments made in the preparation of the Company's audited financial statements and the quality of the Company's financial reports; (iii) meeting separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with the independent auditor; (iv) making a recommendation to the Board regarding the inclusion of the audited annual financial statements in the Company's Annual Report on Form 10-K to be filed with the SEC; and (v) prior to submission to any governmental authority of any financial statements of the Company that differ from the financial statements filed by the Company with the SEC, reviewing such financial statements and any report, certification or opinion thereon provided by the independent auditor;

  17.
  at least annually, review a report by the independent auditor describing: (i) the firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company (to be set out in the formal written statement described below);

  18.
  on an annual basis: (i) review a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1 (as modified or supplemented), discuss with the independent auditor its independence and take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence; (ii) evaluate the lead audit partner and assure the regular rotation of the lead audit partner as required by law, and consider whether, in the interest of assuring continuing independence of the independent auditor, the Company should regularly rotate its independent auditor; and (iii) set clear hiring policies for employees or former employees of the independent auditors;

  19.
  prepare a report to be included in the Company's annual proxy statement stating whether or not the Committee: (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the independent auditors the matters required to be discussed by SAS Nos. 61 and 90; (iii) has received the written disclosure and letter from the independent auditors (delineating all relationships they have with the Company) and has discussed with them their independence; and (iv) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financials be included in the Company's Annual Report on Form 10-K for filing with the SEC;

  20.
  discuss with management and the independent auditor, as appropriate (but not necessarily in advance), earnings press releases and financial information and earnings guidance (including non-GAAP financial measures) provided to analysts and to rating agencies;

  21.
  conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter;

  22.
  review and reassess the adequacy of this Charter annually, and amend as the Committee deems appropriate; and

  23.
  report regularly to the Board on Committee findings and recommendations (including on any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the internal audit function) and any other matters the Committee deems appropriate or the Board requests, and maintain minutes or other records of Committee meetings and activities.

ANNUAL MEETING OF STOCKHOLDERS OF
SEACOR Holdings Inc.
May 19, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

/*\ Please detach along perforated line and mail in the envelope provided. /*\

/*/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
ALL NOMINEES FOR DIRECTOR INDICATED BELOW AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect ten directors to serve until the 2005 Annual Meeting of Stockholders.
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
O Charles Fabrikant
O Andrew R. Morse
O Michael E. Gellert
O Stephen Stamas
O Richard M. Fairbanks, III
O Pierre de Demandolx
O John C. Hadjipateras
O Oivind Lorentzen
O James A. F. Cowderoy
O Steven J. Wisch

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

2.	To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The proxies are authorized to vote, in their discretion, upon any other matters that may properly come before the Annual Meeting or any adjournments thereof.

This proxy hereby revokes any proxy heretofore given by the undersigned for the Annual Meeting.

Shares represented by this proxy will be voted in the manner directed. If no direction is made, this proxy will be voted FOR all management nominees listed, and FOR Item 2 (Ratification of Appointment of Independent Auditors).

Only holders of record of SEACOR common stock at the close of business on March 24, 2004 will be entitled to notice of and to vote at the Meeting. Your vote is very important! Please complete, sign, date and return the enclosed proxy, whether or not you expect to attend the Meeting, so that your shares may be represented at the Meeting if you are unable to attend and vote in person. If you attend the Meeting, you may revoke your proxy and vote your shares in person.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SEACOR Holdings Inc.
Proxy for Annual Meeting of Stockholders on May 19, 2004
To be held at the offices of Weil, Gotshal & Manges LLP
767 Fifth Avenue, 25th Floor
New York, New York 10153

The undersigned having received the Notice of Meeting and Proxy Statement of SEACOR Holdings Inc. (the "Company"), dated April 7, 2004, and Annual Report for the fiscal year ended December 31, 2003, hereby appoints and constitutes Messrs. Charles Fabrikant and Randall Blank, and each of them, proxies with full power of substitution to vote for the undersigned at the Company's Annual Meeting of Stockholders to be held on May 19, 2004, and at any adjournments thereof (the "Annual Meeting"), as follows:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SEACOR Holdings Inc.

IMPORTANT — This proxy must be signed and dated on the reverse side.

QuickLinks

SOLICITATION OF PROXIES, VOTING AND REVOCATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
INFORMATION RELATING TO THE BOARD OF DIRECTORS AND COMMITTEES THEREOF
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
ANNUAL REPORT
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
SEACOR Holdings Inc. AUDIT COMMITTEE CHARTER